UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2009

SCHAWK, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	1-09335	66-0323724
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
1695 River Road Des Plaines, IL		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 827-9494

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.—Results of Operations and Financial Condition.

On July 15, 2009, Schawk, Inc. (the “Company”) announced earnings results for the quarter ended March 31, 2009.  Attached as Exhibit 99.1 is a copy of the press release relating to the Company’s earnings results, which is incorporated herein by reference.

Item 5.02.—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of
        Certain Officers.

Effective July 15, 2009, John B. Toher, Vice President and Corporate Controller of the Company, was appointed to serve as the Company’s principal accounting officer.  Timothy J. Cunningham, Executive Vice President and Chief Financial Officer of the Company, will continue to serve as the Company’s principal financial officer.

Prior to joining the Company in February 2009, Mr. Toher, 56, was with Brunswick Corporation, a diversified manufacturer in the marine, fitness, bowling and billiards industries, most recently as Assistant Corporate Controller from January 2004 until February 2009.  Mr. Toher began his career in public accounting with Arthur Andersen & Co. and has held a variety of corporate finance and financial reporting positions with both public and private corporations.  Mr. Toher is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

Item 9.01—Financial Statements and Exhibits.

(d)       Exhibits

Exhibit 99.1—Press release dated July 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHAWK, INC.

Date July 15, 2009	By:	/s/Timothy J. Cunningham
Timothy J. Cunningham
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
99.1	Press release dated July 15, 2009